FORM OF
                               WARRANT TO PURCHASE
                              CLASS A COMMON STOCK

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES AND SUCH DISPOSITION FILED UNDER THE ACT, OR AN EXEMPTION FROM REGISTRATION, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH LAWS ARE COMPLIED WITH.

Void After 5:00 p.m., Eastern Time, on September 6, 2007          [_______]

                               Warrant to Purchase
                                [_____] shares of
                 Class A Common Stock, par value $.01 per share
                                       of
                              AUTOTOTE CORPORATION

      This is to Certify That, FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, [___________________________] (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Autotote Corporation ("Company"), a Delaware corporation, at any time prior to 5:00 p.m., Eastern Time, on September 6, 2007, a total of [________________] shares of Class A Common Stock, par value $.01 per share, of the Company ("Securities") at an initial purchase price of $0.01 per share. The number of Securities to be received upon the exercise of this Warrant and the price to be paid for the Securities may be adjusted from time to time as hereinafter set forth. The number of Securities to be received upon the exercise of this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Rate" and the purchase price per Security in effect at any time and as adjusted from time to time, and subject to the minimum purchase price set forth in Section 7(l), is hereinafter sometimes referred to as the "Exercise Price" per Security. This Warrant is or may be one of a series of Warrants identical in form issued by the Company to purchase an aggregate of [___________] shares of Class A Common Stock. The Securities, as adjusted from time to time, together with any other Securities issuable upon exercise of this Warrant are hereinafter sometimes referred to as "Warrant Securities". Certain capitalized terms used in this Warrant are defined in Section 15 hereof.

      1. Exercise of Warrant. Subject to the provisions of Section 8 hereof, this Warrant may be exercised at the option of the Holder in whole or in part at any time or from time to time prior to 5:00 p.m., Eastern Time on September 6, 2007, or if September 6, 2007 is a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized by law to close, then on the next succeeding day (a "Business Day") which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed, and accompanied by payment of the Exercise Price (other than in the case of the exercise of the Cashless Exercise Option set forth in Section 8 hereof), for the number of Securities specified in such Form, together with all federal and state taxes applicable upon such exercise. If, upon exercise of this Warrant, the Warrant Securities issuable upon exercise of this Warrant are not then registered under the Act pursuant to an effective registration statement thereunder, the Holder shall be deemed to have represented and warranted to the Company that such Holder (x) is a "qualified institutional buyer" as defined in Rule 144A under the Act or and "accredited investor" as defined in Rule 501 under the Act, in either case with such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of an investment in the Warrant Securities, and
(y) such Holder is not acquiring the Warrant Securities with a view to any distribution thereof or with any intention of offering or selling any Warrant Securities in a transaction that would violate the Act or the securities laws of any state of the United States. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Securities purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the Exercise Price, if and as applicable, the Holder shall be deemed to be the holder of record of the Securities issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Securities shall not then be actually delivered to the Holder.

      2. Reservation of Securities. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Securities as shall be required for issuance or delivery upon exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, if and as applicable, all Securities and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all Securities issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges or quotation systems on which its Class A Common Stock issued may then be listed and/or quoted.

      3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Prior Day Market Value of such fractional share.

      4. Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Securities purchasable hereunder. Subject to compliance with the provisions of Section 10 hereof, this Warrant may be divided or combined with other Warrants of the same series upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, issued together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrants" as used in this paragraph includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

      Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

      5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and the registration rights agreement referred to in Section 17 hereof.

      6. Certain Notices to Warrant Holders. The Company shall give prompt written notice to the Holder of any determination to make a distribution to the holders of its Class A Common Stock of any cash dividends, assets, debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Class A Common Stock, or rights, options, or warrants to purchase Class A Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holder or sent to the Holder by reputable overnight courier, in either case to its address as provided in Section 9, at least 10 days prior to such record date therefor. The Company shall provide notice to the Holder that any tender offer is being made for securities of the same class as any Warrant Securities no later than the first Business Day after the day the Company becomes aware of any such tender offer. Notwithstanding any notice provided to the Holder pursuant to this Section 6, the Holder shall be entitled to any and all applicable adjustments to the Exercise Rate and the Exercise Price per Security as provided in Section 7 arising out of any event requiring notice to the Holder in this Section 6.

      7. Adjustment of Exercise Rate and Exercise Price.

            The Exercise Rate and the Exercise Price are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section
7. The Exercise Rate shall initially be the number of Securities for which this Warrant is initially exercisable as set forth in the introductory paragraph to this Warrant. In the event that this Warrant is transferred or exercised in part, the initial Exercise Rate of the portion not exercised or transferred shall be adjusted proportionately as shall the initial Exercise Rate of any partial transfer of this Warrant. For the purposes of Sections 7(a) and 7(b),
(i) shares of Class A Common Stock issuable upon the exercise of this Warrant and all other warrants of the same series as this Warrant shall be deemed to be outstanding and (ii) all shares of Class A Common Stock that would be deemed to be outstanding as of the date of determination in respect of Convertible Securities, as determined in accordance with GAAP, shall be deemed to be outstanding.

      (a) Adjustment for Change in Capital Stock. If, after the Issue Date, the
Company:

            (i) pays a dividend or makes a distribution on shares of its Class A Common Stock payable in shares of its Class A Common Stock (except to the extent any such dividend results in the grant, issuance, sale or making of Distribution Rights or Distributions (each as defined in Section 7(c)) to the Holder pursuant to Section 7(c));

            (ii) subdivides or splits its outstanding shares of Class A Common Stock into a greater number of shares; or

            (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares;

then (1) the Exercise Rate in effect immediately prior to such action for this Warrant shall be adjusted by multiplying the Exercise Rate in effect immediately prior to such action by a fraction (A) the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately after such action and (B) the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such action or the record date applicable to such action, if any and (2) the Exercise Price per Security in effect immediately prior to such action shall be adjusted by multiplying the Exercise Price per Security in effect immediately prior to such action by a fraction (A) the numerator of which is one and (B) the denominator of which shall be the fraction calculated in clause (1) of the above formula. The adjustments shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate and the Exercise price per Security shall again be adjusted to be the Exercise Rate and the Exercise Price per Security which would then be in effect if such record date or effective date had not been so fixed.

      (b) Adjustment for Certain Sales of Class A Common Stock Below Current Market Value. If, after the Issue Date, the Company (i) grants or sells to any Affiliate of the Company (other than a wholly owned subsidiary of the Company) or any Affiliate of Olivetti S.p.A. or Ramius Capital Group or (ii) grants, sells or offers to grant or sell to all holders of Class A Common Stock, any shares of Class A Common Stock or Convertible Securities (other than, in the case of each of clauses (i) and (ii), (1) pursuant to any Convertible Security outstanding as of the Issue Date, or (2) upon the conversion, exchange or exercise of any Convertible Security as to which upon the issuance thereof an adjustment pursuant to this Section 7 has been made), at a price below the then Current Market Value, the Exercise Rate and the Exercise price per Security for this Warrant shall be adjusted in accordance with the formulae:

      E(1)  =         E x (O+N)                 $(1)  =     $ x (O + N x P/M)
                  ------------------                        -----------------
                  (O + (N x P/M))                                (O + N)

where:

      E(1)  =     the adjusted Exercise Rate for this Warrant;

      E     =     the then current Exercise Rate for this Warrant;

      $(1)  =     the adjusted Exercise Price per Security for this Warrant;

      $     =     the then current Exercise Price per Security for this Warrant;

      O     =     the number of shares of Class A Common Stock outstanding
                  immediately prior to the sale of such Class A Common Stock or issuance of Convertible Securities;

      N     =     the number of shares of Class A Common Stock so sold or the maximum stated number of shares of Class A Common Stock issuable upon the conversion, exchange or exercise of any such Convertible Securities;

      P     =     the proceeds per share of Class A Common Stock received by the
                  Company, which (i) in the case of shares of Class A Common
                  Stock is the amount received by the Company in consideration for the sale and issuance of such shares; and (ii) in the case of Convertible Securities is the amount received by the Company in consideration for the sale and issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable to the Company upon exercise, conversion or exchange thereof; and

      M     =     the Current Market Value as of the Time of Determination or
                  at the time of sale, as the case may be, of a share of Class A
                  Common Stock.

      The adjustments shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Class A Common Stock, as the case may be. To the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, warrants or options or exercise, conversion or exchange rights in respect to such Convertible Securities, the Exercise Rate and the Exercise Price per Security for this Warrant shall be readjusted to the Exercise Rate and the Exercise Price per Security which would otherwise be in effect had the adjustment made upon the issuance of such rights, warrants or options or Convertible Securities been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate and the Exercise Price per Security for this Warrant shall again be adjusted to be the Exercise Rate and the Exercise Price per Security which would then be in effect if such date fixed for determination of shareholders entitled to receive such rights, warrants or options had not been so fixed.

      No adjustments shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E1 that is lower than the value of E.

      No adjustments shall be made under this paragraph (b) for any adjustments which are the subject of paragraphs (a), (c) or (e) of this Section 7.

      Anything in this Warrant to the contrary notwithstanding, an event which would otherwise give rise to adjustments pursuant to this Section 7(b) shall not give rise to such adjustments if the Company grants, sells or offers to sell shares of Class A Common Stock or Convertible Securities, in each case on the same terms as the underlying event, to the Holder on a pro rata basis, assuming for the purpose of this Section 7(b) that all warrants of the same series as this Warrant had been exercised.

      Notwithstanding the foregoing, no adjustment in the Exercise Rate or the Exercise Price per Security will be required in respect of: (a) the grant of any stock option or other stock incentive award pursuant to any stock option or stock incentive plan or arrangement as disclosed in the Company's Proxy Statement dated February 22, 2000 or pursuant to any other customary compensatory stock option or stock incentive plan for employees, officer and/or directors, (b) the grant of any stock option or stock incentive award at an exercise price at least equal to the then Prior Day Market Value or (c) the exercise of any stock option or stock incentive or award.

      (c) Adjustment upon Certain Distributions.

            (i) If at any time after the Issue Date the Company grants, issues or sells options, any Convertible Security, or rights to purchase capital stock or other securities (other than Class A Common Stock) pro rata to the record holders or series of Class A Common Stock ("Distribution Rights") or, without duplication, makes any distribution (other than a distribution pursuant to a plan of liquidation) other than a Permitted Cash Dividend (a "Distribution") on shares of Class A Common Stock (whether in cash, property, evidences of indebtedness, or otherwise), then the Exercise Rate and the Exercise Price per Security shall be adjusted in accordance with the formulae:

      E(1)  =     E x (M/(M-F))           $(1)  =     $ x ((M-F)/M)
where:

      E(1)  =     the adjusted Exercise Rate;

      E     =     the current Exercise Rate for this Warrant;

      $(1)  =     the adjusted Exercise Price per Security for this Warrant;

      $     =     the current Exercise Price per Security for this Warrant;

      M     =     the Current Market Value per share of Class A Common Stock at the Time of Determination;

      F     =     the fair market value at the Time of Determination of such portion of the options, Convertible Securities, capital stock or other securities, cash, property or assets distributable pursuant to such Distribution Rights or Distribution per share of outstanding Class A Common Stock.

      The adjustments shall become effective immediately after the Time of Determination with respect to the shareholders entitled to receive the options, Convertible Securities, warrants, cash, property, evidences of indebtedness or other securities or assets to which this paragraph (c)(i) applies. No adjustments shall be made under this paragraph (c) if the application of the formula stated above in this paragraph (c)(i) would result in a value of E1 that is lower than the value of E. This paragraph (c)(i) does not apply to any securities which result in adjustments pursuant to paragraphs (a) or (b) of this
Section 7.

            (ii) Anything in this Warrant to the contrary notwithstanding, an event which would otherwise give rise to adjustments pursuant to Section 7(c)(i) shall not give rise to such adjustments (or to adjustments pursuant to any other provision of this Section 7) if the Company grants, issues or sells Distribution Rights to the Holder or includes the Holder in such Distribution, in each case on a pro rata basis, assuming for the purpose of this Section 7(c)(ii) that all warrants of the same series as this Warrant had been exercised.

            (iii) Notwithstanding anything to the contrary set forth in this
Section 7(c), if, at any time, the Company makes any distribution pursuant to any plan of liquidation (a "Liquidating Distribution") on shares of Class A Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then, subject to applicable law, the Company shall make to the Holder the aggregate Liquidating Distribution which the Holder would have acquired if the Holder had held the maximum number of shares of Class A Common Stock acquirable upon the complete exercise of this Warrant immediately before the Time of Determination of shareholders entitled to receive Liquidating Distributions.

      (d) Notice of Adjustments. Whenever the Exercise Rate and Exercise Price per Security are adjusted, the Company shall promptly mail to the Holder a notice of the adjustments. The Company shall also provide the Holder with a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustments and the manner of computing it. The certificate shall be conclusive evidence that the adjustments are correct, absent manifest error.

      (e) Reorganization of Company; Fundamental Transaction.

            (i) If (x) the Company shall reclassify its Class A Common Stock (other than a change in par value, or from par value to no par value, or a subdivision or combination thereof), or (y) the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which, in the case of any of the transactions referred to in this clause (y), reclassifies or changes its outstanding Class A Common Stock (each of (x) and (y) above being referred to as a "Fundamental Transaction"), as a condition to consummating any such Fundamental Transaction, the Company, in the case of any such reclassification referred to in clause (x), or the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made in the case of clause
(y) above (the "Surviving Person"), shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (a) that the Holder may exercise this Warrant for the kind and amount of securities, cash or other assets which the Holder would have received immediately after the Fundamental Transaction if the Holder had exercised this Warrant immediately before the effective date of the transaction (without giving effect to the Cashless Exercise Option), assuming (to the extent applicable) that the Holder (i) was not a constituent person or an affiliate of a constituent person to any transaction described in clause (y) above, (ii) made no election with respect to any transaction described in clause (y) above, and (b) in the case of any transaction described in clause (y) above, that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Warrant. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The Surviving Person or the Company, as applicable, shall mail to the Holder a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of this Warrant is an affiliate of a Surviving Person, that issuer shall join in the supplemental warrant agreement.

            (ii) Notwithstanding the foregoing, if a Fundamental Transaction shall occur and, upon consummation of such Fundamental Transaction, consideration is payable to holders of shares of Class A Common Stock which consideration consists solely of cash, assuming (to the extent applicable) that the Holder (i) was not a constituent person or an affiliate of a constituent person to a transaction described in Section 7(e)(i)(y) above and (ii) made no election with respect thereto, then the Holder shall be entitled to receive distributions upon consummation of such Fundamental Transaction on an equal basis with holders of Class A Common Stock as if this Warrant had been exercised immediately prior to such event, less the aggregate Exercise Price therefor; provided that the Company or the Surviving Person, as the case may be, may require the surrender of this Warrant to such person prior to making any such distribution to the Holder. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease and this Warrant shall expire.

            (iii) If this paragraph (f) applies, it shall supersede the application of paragraph (a), (b) or (c) of this Section 7.

      (f) Other Events If any event occurs as to which the provisions of this
Section 7 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of directors of the Company, fairly and adequately protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then such board of directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such board of directors, to protect such rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Exercise Rate or decreasing the number of Securities issuable upon exercise of this Warrant or increasing the Exercise Price per Security.

      (g) Company Determination Final. Any determination that the Company or the board of directors of the Company must make pursuant to this Section 7 shall be conclusive, absent manifest error.

      (h) Specificity of Adjustments. Regardless of any adjustments in the number or kind of shares purchasable upon the exercise of this Warrant or the Exercise Price per Security, this Warrant may continue to express the same number and kind of Securities initially issuable pursuant to this Warrant and the initial Exercise Price per Security as set forth in the first paragraph hereof.

      (i) Voluntary Adjustment. The Company from time to time may increase the Exercise Rate and correspondingly decrease the Exercise Price per Security by any number and for any period of time; provided, however, that such period is not less than 20 Business Days. Whenever the Exercise Rate is so increased and the Exercise Price per Security is so decreased, the Company shall mail to the Holder a notice thereof. The Company shall give the notice at least 10 days before the date the increased Exercise Rate and decreased Exercise Price per Security takes effect. The notice shall state the increased Exercise Rate and decreased Exercise Price per Security and the period it will be in effect. A voluntary increase in the Exercise Rate and decrease in the Exercise Price per Security shall not change or adjust the Exercise Rate or Exercise Price per Security otherwise in effect as determined by this Section 7.

      (j) Multiple Adjustments. After an adjustment to the Exercise Rate and Exercise Price per Security for this Warrant under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to the Exercise Rate and Exercise Price per Security for this Warrant as so adjusted.

      (k) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate or Exercise Price per Security shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of the Exercise Rate shall be rounded to the nearest whole number. All calculations of the Exercise Price per Security shall be rounded to the nearest ten thousandth of one cent. No adjustments need be made for a change in the par value of the Class A Common Stock and no adjustments shall be deferred beyond the date on which this Warrant is exercised.

      (l) Notwithstanding any adjustment to the Exercise Price called for by this Section 7, in no event will the Exercise Price per share of Class A Common Stock be adjusted to an amount that is less than the par value per share of the Class A Common Stock at the time of such adjustment, and if, but for the provisions of this Section 7(l), an adjustment to the Exercise Price would be required under this Section 7 that would result in an Exercise Price per share of Class A Common Stock that is less than the par value per share of the Class A Common Stock, then the Exercise Price shall be adjusted such that the Exercise Price per share of Class A Common Stock equals the par value of the Class A Common Stock.

      (m) Amendments of the Certificate of Incorporation. The Company shall not amend its Certificate of Incorporation to increase the par value of any Warrant Security such that such par value would exceed the Exercise Price per share of such Warrant Security.

      8. Cashless Exercise. In lieu of exercising this Warrant for cash, the Holder shall have the right to exercise this Warrant or any portion thereof (the "Cashless Exercise Option") into Class A Common Stock as provided in this
Section 8 at any time or from time to time during the period specified on page one of this Warrant by the surrender of this Warrant to the Company with a duly executed and completed Exercise Form marked to reflect cashless exercise. Upon exercise of the Cashless Exercise Option with respect to a particular number of shares subject to this Warrant and noted on the Exercise Form (the "Cashless Exercise Securities"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Cashless Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Cashless Exercise Securities immediately prior to the exercise of the Cashless Exercise Option from (B) the aggregate Prior Day Market Value of the Cashless Exercise Securities issuable upon exercise of this Warrant (or the specified portion hereof) on the Cashless Exercise Date (as herein defined) by
(Y) the Prior Day Market Value of one share of Class A Common Stock on the Cashless Exercise Date (as herein defined).

      Expressed as a formula as shown below, such net issuance exercise shall be computed as follows:

       X = B-A
           ---
            Y

where:

      X     =     the number of shares of Class A Common Stock that may be
                  issued to the Holder

      Y     =     the Prior Day Market Value of one share of Class A Common
                  Stock as of the Cashless Exercise Date

      A     =     the aggregate Exercise Price (i.e. the product determined by multiplying the Cashless Exercise Securities by the Exercise
                  Price per Security)

      B     =     the aggregate Prior Day Market Value (i.e. the product
                  determined by multiplying the Prior Day Market Value by the Cashless Exercise Securities).

      9. Notices. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail or reputable overnight courier, to the Holder, addressed as set forth in the Instructions for Registration of Warrant delivered to the Company, which may be superseded from time to time upon notice to the Company, and, if to the Company, addressed to Autotote Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022,
Attention: General Counsel. The Company may change its address by written notice to the Holder.

      10. Limitations on Transferability. This Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates evidencing the same aggregate number of Warrants. This Warrant may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement as to this Warrant and such transaction filed under the Act, or an exception from the requirement of such registration, and compliance with the applicable federal and state securities laws. The Company may require an opinion of counsel satisfactory to the Company that such registration is not required and that such laws are complied with. The Company may treat the registered holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit the Holder or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.

      11. Transfer to Comply With the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on this Warrant and on each certificate representing Warrant Se-curities, or any other security issued or issuable upon exercise of this Warrant, unless (a) the Company has received an opinion of counsel satisfactory to the Company as to any such certificate that such legend, or one similar thereto, is unnecessary or (b) a registration statement with respect to this Warrant and the Warrant Securities has become effective under the Act.

      "THIS SECURITY HAS NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITY AND SUCH DISPOSITION FILED UNDER THE ACT, OR AN EXEMPTION FROM REGISTRATION, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH LAWS ARE COMPLIED WITH."

      12. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles.

      13. Amendments. This Warrant may not be amended except in a writing signed by the Holder and the Company.

      14. Severability. If any provisions of this Warrant shall be held to be invalid or unenforceable, such invalidity or enforceability shall not affect any other provision of this Warrant.

      15. Certain Definitions. In addition to the capitalized terms defined elsewhere in this Warrant, the following capitalized terms shall have the meanings set forth below.

      "Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

      "Affiliate" of a person shall mean a person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person. The term "control" means the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

      "Convertible Security" shall mean any security convertible into or exchangeable or exercisable for Class A Common Stock, including but not limited to, rights, options or warrants entitling the holder thereof to acquire Class A Common Stock or any security convertible into or exchangeable for Class A Common Stock.

      "Current Market Value" per share of Class A Common Stock of the Company at any date shall mean:

            (1) if Class A Common Stock is not then registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System,

                  (a) the value of such Class A Common Stock, determined in good faith by the board of directors of the Company and certified in a board resolution, taking into account the most recently completed arms-length transaction between the Company and a person other than an

            Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or

                  (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally recognized investment bank; provided, however, that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, no such determination by an investment bank shall be required and the good faith judgment of the board of directors as to such value shall be conclusive, or

            (2) (a) if Class A Common Stock is then registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System, the average of the daily closing sales prices of such Class A Common Stock for the 20 consecutive trading days immediately preceding such date, or

                  (b) if Class A Common Stock has been registered under the
            Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and (2)(b), as certified by the Chief Executive Officer, the President, any Executive Vice President or the Chief Financial Officer or Treasurer of the Company. The closing sales price of each such trading day shall be the closing sales price, regular way, on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

      "GAAP" shall mean generally accepted accounting principles in the United States as in effect on September 6, 2000.

      "Issue Date" shall mean September 6, 2000.

      "Permitted Cash Dividend" shall mean any regular cash dividend in respect of Class A Common Stock declared after September 6, 2005 that, together with all such dividends (other than dividends with respect to which an adjustment has been made pursuant to Section 7(c)(i) or a dividend which was also paid on a pro rata basis to the Holder as contemplated by Section 7(c)(ii)) declared in respect of Class A Common Stock during the previous twelve months, on a per share basis, does not exceed 5% of the average closing sales prices per share of the Class A Common Stock for each trading day during such twelve month period; provided that no dividend shall be a Permitted Cash Dividend if the Class A Common Stock is not at the time such dividend is declared registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System.

      "Prior Day Market Value" per share of Class A Common Stock of the Company at any date shall mean:

            (1) if Class A Common Stock is not then registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System, the Current Market Value per share of Class A Common Stock, or

            (2) if Class A Common Stock is then registered under the Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System, the closing sales price of Class A Common Stock for the trading day ending immediately prior to the event causing the Prior Day Market Value to be determined.

      "Time of Determination" shall mean (i) in the case of any distribution of securities or other property to existing shareholders to which Section 7(b) or
(c) applies, the time and date of the determination of shareholders entitled to receive such securities or property or (ii) in the case of any other issuance and sale to which Section 7(b) or 7(c) applies, the time and date of such issuance or sale.

      16. Warrant Registration Rights Agreement. The Holder shall be entitled to the benefits of the Warrant Registration Rights Agreement, dated as of the Issue Date, by and among the Company and Donaldson, Lufkin & Jenrette Securities Corporation and LB I Group Inc.

      17. Special Redemption of Warrant. Anything in this Warrant to the contrary notwithstanding, the Company shall have the right to redeem this Warrant in full, but not in part, at any time prior to the thirtieth (30th) day following the date hereof by issuing shares of Class A Common Stock to the Holder in such number as is equal to the number of shares of Class A Common Stock the Holder would have received if the Holder had exercised this Warrant in full on the date of redemption. The Company may exercise its special redemption right provided for in this paragraph upon 2 Business Days written notice to the Holder. Upon receipt by the Holder of the shares of Class A Common Stock issuable upon the special redemption provided for in this paragraph, this Warrant shall become null and void and cease to be of further force and effect, and the Holder shall deliver this Warrant to the Company or its designee in accordance with the Company's instructions.

                                    AUTOTOTE CORPORATION


                                    By:_________________________________
                                       Name:
                                       Title:

Date:_________________________

Attest:

                                  PURCHASE FORM

                                                        Dated ____________, 20__

      The undersigned hereby irrevocably elects to exercise this Warrant to the extent of _______shares of Class A Common Stock (without giving effect to the Cashless Exercise Option).

      The undersigned

      |_| has concurrently herewith made payment of $______ in payment of the aggregate Exercise Price.

      |_| elects to use the Cashless Exercise Option provided for in this Warrant (the number of Securities delivered will be net of the number applied to the aggregate Exercise Price).

      If the issuance of the Warrant Securities is not registered under the Securities Act of 1933, as amended, the undersigned makes the representation and warranty set forth in Section 1 of this Warrant.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name ______________________________________________________________________
           (please typewrite or print in block letters)

Address ___________________________________________________________________

Signature _________________________________________________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________________________________
hereby sells, assigns and transfers unto

Name ______________________________________________________________________
            (please typewrite or print in block letters)

Address ___________________________________________________________________
the right to purchase shares of Class A Common Stock as represented by this Warrant to the extent of shares of Class A Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint, __________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature _________________________________________________________________

Dated: _______________ 20____

                    INSTRUCTIONS FOR REGISTRATION OF WARRANT

Name ______________________________________________________________________
            (please typewrite or print in block letters)

Address ___________________________________________________________________

Signature _________________________________________________________________